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SECURITIES AND EXCHANGE COMMISSION
Washington,  D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):

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December 12, 1997


Dixon Ticonderoga Company
(Exact name of registrant as specified in its charter)

Delaware
                            0-2655                23-0973760
(State or the Jurisdiction    (Commission File Number)    (IRS Employer
of incorporation)
                                     Identification Number)

195 International Parkway, Heathrow,  FL              32746
(Address of principal executive offices)            (Zip Code)
Registrant's telephone number including area code:  (407) 829 - 9000
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ITEM 2.  Acquisition or Disposition of Assets

       On December 12, 1997, Dixon Ticonderoga Company's publicly held
Mexican subsidiary, Dixon Ticonderoga de Mexico, S.A. de C.V. ("Dixon
Mexico") completed its acquisition of all the capital stock of Vinci de Mexico, S.A. de C.V., ("Vinci") and certain assets of a related entity, for a total purchase price of 27.2 million pesos (or $3.3 million) in cash. The acquisition was financed entirely through Dixon Mexico's on-hand cash and cash equivalents.
       Dixon Mexico acquired the capital stock and assets from Grupo Ifam,
S.A. de C.V. and Guillermo Almazan Cueto. Dixon Ticonderoga Company and
Dixon Mexico had no prior relationship with the sellers.
       Vinci, a 50-year-old company with average annual revenues during the past five years of U.S. $8 million, manufactures and markets artist paints, chalks, modeling clay and crayons, as well as geometric sets, rulers and compasses. It operates a 50,000-square-foot manufacturing facility in Mexico City and currently employs about 200 people. The assets acquired include manufacturing equipment which will continue to be utilized in the manufacture of all the aforementioned product lines. The Vinci brand name is well-known among consumers and educators in Mexico and elsewhere in Latin America. Management believes its products complement those currently sold by Dixon Mexico.
       Dixon Mexico manufactures wood-case graphite and coloring pencils, crayons, chalks, markers, erasers and allied products. It operates a 55,000-square-foot manufacturing facility in Tlalnepantla, D.F., Mexico and employs approximately 375 people in manufacturing, distribution, marketing and administrative operations. Dixon Mexico has 33 million shares outstanding,
of which Dixon Ticonderoga Company owns 80%.   The shares are traded on the
Mexican Intermediate Market.

ITEM 7.  Financial Statements and Exhibits

(a)    Financial statements for business acquired:

       As it is impracticable to file the required financial statements for the business acquired at this time, the Company will file these statements under cover of Form 8 as soon as they become available, but in no event later than February 25, 1998.

(b)    Pro forma financial information:

       As it is impracticable to file the required pro forma financial information at this time, the Company will file this information under cover of Form 8 as soon as it becomes available, but in no event later than February 25, 1998.

(c)    Exhibits

       The following exhibit is required to be filed as part of this report on Form 8-K:
       (2) Share Purchase Agreement by and among Dixon Ticonderoga de Mexico, S.A. de C.V. and by Grupo Ifam, S.A. de C.V. and Guillermo Almazan Cueto with respect to the capital stock of Vinci de Mexico, S.A. de C.V. (English translation).
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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  December 26, 1997                   By:    /s/ Gino N. Pala
                                            Gino N. Pala, Chairman of
                                              the Board, President, Chief
                                              Executive Officer and Director